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                                                                   Exhibit 10.47

                               SECURITY AGREEMENT

     This Agreement, dated as of February 24, 2003, is between Geerlings & Wade, Inc., a Massachusetts corporation (the "Company"), and John M. Connors, Jr., James C. Curvey, John J. Remondi, Gordon Romer and Robert L. Webb (each a "Lender", and collectively the "Lenders"). The parties agree as follows:

1.   Security.

     1.1. Grant of Collateral. As security for the payment and performance of the Credit Obligations described in Section 1 of the Credit Agreement (the "Secured Obligations"), the Company hereby creates a security interest in favor of the Lenders and the holders from time to time of the Secured Obligations in all of the Company's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described below in this Section 1.1, whether now owned or hereafter acquired:

     Accounts receivable, contract rights, documents, instruments, general intangibles, inventory, goods, equipment, patents, copyrights, trademarks, domain names, goodwill, investment property, stock or other evidences of ownership, chattel paper, instruments, leases, commercial tort claims, cash, cash equivalents, deposit accounts, books, records, insurance proceeds, dividends, all other property, assets and items of value and proceeds and products of the foregoing (all of the above being included in the term "Collateral").

     1.2. Perfection of Collateral. Upon the Lenders' reasonable request from time to time, the Company will, and hereby authorizes the Lenders on the Company's behalf to, execute and deliver, and file and record in the proper filing and recording places, all such instruments, including Uniform Commercial Code financing statements, control statements, collateral assignments of copyrights, trademarks, patents, cash agency agreements, documents providing for direct collection of accounts receivable, mortgages or deeds of trust and notations on certificates of title, and take all such other action, as the Lenders deem reasonably necessary for perfecting or otherwise confirming to them their security interest in the Collateral.

     1.3. No Liens or Dispositions. All Collateral shall be free and clear of any liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for nonconsensual liens imposed by law and liens and restrictions on transfer approved by the Lenders in writing. Except with the Lenders' consent, the Company will not sell, lease or otherwise dispose of any of the Collateral or modify or terminate any contracts or contractual rights included in the Collateral, except in each case in the ordinary course of business, consistent with past practice and on arm's length terms.

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2.   Right to Realize upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section shall govern the Lenders' rights to realize upon the Collateral. The provisions of this Section are in addition to any rights and remedies available at law or in equity.

     2.1. Assembly of Collateral; Receiver. The Company shall, upon the Lenders' request, assemble the Collateral and otherwise make it available to the Lenders. The Lenders may have a receiver appointed for all or any portion of the Company's assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral.

     2.2. Waiver. To the extent it may lawfully do so, the Company waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

     2.3. Foreclosure Sale. All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Collateral to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lenders shall give the Company 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Company and the Lenders agree to be reasonable. At any sale or sales of Collateral, the Lenders or any of their assigns may bid for and purchase all or any part of the property and rights so sold and may use all or any portion of the Secured Obligations owed to the Lenders as payment for the property or rights so purchased, all without further accountability to the Company, except for the proceeds of such sale or sales pursuant to Section 2.4(c).

     2.4. Application of Proceeds. The proceeds of all sales and collections in respect of any Collateral or other assets of the Company, all funds collected from the Company and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

            (a) First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Lenders and the reasonable fees and expenses of the Lenders' counsel;

            (b) Second, any surplus then remaining to the payment of the Secured Obligations in such order and manner as the Lenders may in their reasonable discretion determine; and

            (c) Third, any surplus then remaining shall be paid to the Company, subject, however, to the rights of the holder of any then existing lien for which the Lenders have received a proper demand for proceeds prior to making such payment to the Company.

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3.   Custody of Collateral. Except as provided by applicable law that cannot be waived, the Lenders will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession.

4. Reimbursement of Expenses. The Company shall promptly pay on demand all reasonable expenses of the Lenders (including reasonable attorney fees and expenses) in connection with the preparation of this Agreement, operations hereunder and enforcement and collection hereof, whether before or after bankruptcy or similar proceedings (and whether or not allowed as a claim therein).

5. General. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or obligations hereunder. Notices shall be furnished in writing to each party at its address appearing in Section 11 of the Credit Agreement or as it may otherwise direct in writing actually received by the other party. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral. This Agreement and all actions in connection herewith shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts, except as may be required by the Uniform Commercial Code of other jurisdictions with respect to matters involving the perfection of the Lender's lien on the Collateral located in such other jurisdictions.

     Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

                                          THE COMPANY:


                                          GEERLINGS & WADE, INC.


                                          By /s/ Huib E. Geerlings
                                             -----------------------------------
                                             Name:  Huib E. Geerlings
                                             Title: Chief Executive Officer



                                          THE LENDERS:


                                          /s/ John M. Connors, Jr.
                                          --------------------------------------
                                          John M. Connors, Jr.



                                          /s/ James C. Curvey
                                          --------------------------------------
                                          James C. Curvey



                                          /s/ John J. Remondi
                                          --------------------------------------
                                          John J. Remondi



                                          /s/ Gordon Romer
                                          --------------------------------------
                                          Gordon Romer



                                          /s/ Robert L. Webb
                                          --------------------------------------
                                          Robert L. Webb

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